Exhibit 31.2
MACKINAC FINANCIAL CORPORATION
CERTIFICATION
I, Ernie R. Krueger, Executive Vice President/Chief Financial Officer of Mackinac Financial Corporation, certify that:
1.	I have reviewed this report on Form 10-Q of Mackinac Financial Corporation (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: August 20, 2010	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President/Chief Financial Officer (principal financial officer)